Exhibit 10.22

                          FINANCIAL SERVICES AGREEMENT

         THIS AGREEMENT is made this 29 day of July 2002, by and between CYTOMEDIX, INC. a corporation formed under the laws of the State of Delaware (the "Company") and HMA ADVISORS, INC., a corporation organized under the laws of the State of Delaware ("HMA").

         WHEREAS, the Company is a publicly traded corporation which is seeking assistance for:

         1. Short term, interim or long term financing for the Company;

         2. Introduction to potential investors in the Company

         3. Introduction to Market Makers who would be interested in making a market in the Company's common stock, and

         4. On-going financial strategies and advice.

         WHEREAS, in order to obtain such financing, the Company desires to retain HMA to assist in arranging the financings (the "Financings").

         NOW, THEREFORE, for the reasons cited above, and in consideration of the mutual promises contained therein, and intending to be legally bound hereby, me Company and HMA agree as follows:

                                   SECTION ONE

                                INVESTOR SERVICES

         HMA shall assist the Company in reaching its financial goals as outlined above. HMA shall contribute such time and efforts as are necessary to comply with the Company's needs.

                                   SECTION TWO

                                    DURATION

         This engagement; will be for a term of a minimum of twelve (12) months and shall renew automatically on a month to month basis thereafter unless either party has given written notice to the other that it desires to terminate this engagement after the initial period, provided, however, that in any such event The Company shall be responsible for the reimbursement of fees and expenses referred to in Section Three incurred through the date of termination.


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                                  SECTION THREE

                            COMPENSATION FOR SERVICES

         As compensation for the services described within this Agreement, the Company shall issue to HMA 600,000 Common Stock Purchase Warrants exercisable at $1.00 with in expiration date of August 1, 2007.

         In addition to the compensation described above, The Company will reimburse HMA for all reasonable fees and expenses incurred on behalf of The Company, including, but not limited to overnight mail or courier services, printing, travel and entertainment, etc., however, HMA, will get prior approval for any expenditure in excess of Five Hundred ($500) Dollars.

                                  SECTION FOUR

                             LIMITATION ON LIABILITY

         The Company agrees that HMA shall have no liability to The Company, or to its respective affiliates, including, without limitation, any officer, director, employee or stockholder of the Company, or any of their respective affiliates, for any decision or recommendation made or omitted to be made or any action or failure to act in connection with this Agreement; provided that the foregoing limitation on liability shall not apply to any decision or recommendation made or omitted to be made by HMA or action or failure to act by HMA in connection with this Agreement that is finally determined in a judicial proceeding to have resulted from the gross negligence or willful misconduct of HMA. The Company agrees to indemnify and hold harmless HMA and each of is heirs, representatives, agents and employees against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) relating to or arising out of this Agreement and to reimburse HMA for any expenses incurred in connection with the investigation or defense of any such loss, claim, damage, liability action or proceeding relating to, or arising out of, this Agreement so long as such costs do not arise from HMA's willful misconduct or gross negligence.

                                  SECTION FIVE

                                  MISCELLANEOUS

         Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement mid shall not affect the validity of the remainder of this Agreement.

         Attorneys' Fees. In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connecting therewith and for its reasonable attorneys' fees as fixed by the court.


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         No Waivers. No consent or waiver, express or implied, by either party hereto or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other obligations of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any new instance by or on behalf of The Company not be construed to waive or limit the need fur such consent in any other or subsequent instance.

         Governing Law. This Agreement and the rights and obligations hereunder shall be construed in accordance with the laws of the State of Delaware.

         Entire Agreement. This Agreement may not be changed or modified except by an agreement in writing executed by each of the parties hereto. This Agreement constitutes all of the understandings and agreements between the parties in commotion with the subject matter hereof, and supersedes all prior agreements, whether oral or written.

         No Agency. Nothing contained in this Agreement shall be construed as making The Company and HMA joint partners or joint venturers or as making either of such parties liable for the debts or obligations of the other, except as in this Agreement is expressly provided. HMA is acting under this Agreement as an independent contractor and nothing herein contained, nor any acts of The Company or HMA, nor any other circumstances, shall be construed to establish HMA as an agent of The Company. HMA, by agreeing to perform obligations of The Company, shall not be deemed to have assumed such obligations.

         Captions. The captions to the various Sections of this Agreement are for convenience of reference only and shall be of no effect in construing the Sections of this Agreement to which they refer.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, intending to be legally bound hereby.

                                        CYTOMEDIX, INC.

                                        BY: /s/Kent T. Smith
                                            -----------------------------
                                        Title: President and CEO

                                        HMA ADVISORS, INC.

                                        BY: /s/Howard M. Appel
                                            -----------------------------
                                        Name: Howard M. Appel
                                        Title: President